Exhibit 10.1.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”), effective on the 18th day of June, 2007, is made by and between Emergency Medical Services Corporation, a Delaware Corporation (“EMSC”) and William A. Sanger (“Executive”), in order to amend the Employment Agreement heretofore entered into between Emergency Medical Services, L.P. (“EMS L.P.”) and Executive, as assigned by EMS L.P. to EMSC on February 10, 2005.  EMSC and Executive may be referred to herein collectively as the “Parties”.

RECITALS

WHEREAS, EMS L.P. and Executive entered into an Employment Agreement dated February 10, 2005 (“Employment Agreement”); and

WHEREAS, EMS L.P. assigned the Employment Agreement to EMSC on February 10, 2005; and

WHEREAS, the Parties desire to amend the Employment Agreement to set forth new compensation terms for the Executive as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants set forth herein, the Parties agree to amend the Employment Agreement as follows:

1.             Article 6 (a)(iii) of the Employment Agreement shall be deleted and restated in its entirety as follows:

(iii) By Purchaser, in its absolute discretion and for any reason, without Cause.  Upon such termination, Purchaser shall (A) continue to pay the Executive his Base Salary in effect at the time of such termination for a period of 24 months following such termination, (B) continue to provide the Executive medical insurance, dental insurance and term life insurance (but excluding the life insurance referred to in the last sentence of paragraph (d) in Article 5) during the applicable termination period, or, if such benefits cannot be provided, Purchaser shall, or shall cause a Subsidiary to, pay to the Executive an equivalent lump sum cash amount in lieu of such benefits, and (C) if the performance targets for the year are met, pay to Executive a pro rata portion (equal to a fraction, of which the numerator is the number of full months of Executive’s employment in the year and the denominator is 12), of the bonus payable to Executive pursuant to Section 4(b), at such time as the Company pays annual incentive bonuses for the year to executives of the Purchaser.  In the event of a termination under this section, all time - governed  Sanger Options shall vest and be exercisable as and to the extent provided in Article 4.

2.             Except as specifically set forth herein, all of the terms and conditions of the Employment Agreement are declared by the parties to be in full force and effect without change.

IN WITNESS WHEREOF, EMSC and Executive and have each duly executed this amendment to be effective as of the date first set forth above.

EMERGENCY MEDICAL SERVICES
CORPORATION

By:	/s/ Todd Zimmerman
	Name:	Todd Zimmerman
	Title:	Executive Vice President
and General Counsel

WILLIAM A. SANGER

By:	/s/ William A. Sanger